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                                EXHIBIT 12(a)(1)

                               OFFERING CIRCULAR

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OFFERING CIRCULAR

                                    DVI, INC.

                                OFFER TO EXCHANGE

$1,000 PRINCIPAL AMOUNT OF ITS NEWLY-ISSUED 9-1/8% CONVERTIBLE SUBORDINATED
                                 NOTES DUE 2004

                                    FOR EACH

$1,000 PRINCIPAL AMOUNT OF ITS OUTSTANDING 9-1/8% CONVERTIBLE SUBORDINATED NOTES
                                    DUE 2002

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON THURSDAY, JULY 26, 2001, UNLESS EXTENDED.

         DVI, Inc. ("DVI" or the "Company") is offering to exchange $1,000 principal amount of its newly-issued 9-1/8% Convertible Subordinated Notes due 2004 (the "New Convertible Notes") for each $1,000 principal amount of its outstanding 9-1/8% Convertible Subordinated Notes due 2002 (the "Old Convertible Notes"), on the terms and subject to the conditions contained in this Offering Circular and in the enclosed forms of Note Exchange Agreement and Acceptance Form (which together, as amended and supplemented constitute the "Offer"). The Offer is being made only to "accredited investors" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). As more fully described in this Offering Circular, the New Convertible Notes have substantially identical terms to the Old Convertible Notes, except for their maturity date. The holders of $9,600,000 aggregate principal amount of the Old Convertible Notes have committed to accept the Offer. The New Convertible Notes and the shares of DVI's common stock issuable upon conversion of those Notes will be "restricted securities" for purposes of the federal securities laws and therefore subject to restrictions on transfer. See Section 6, "Certain Securities Laws Matters". There are risks associated with ownership of the New Convertible Notes.

 THE SECURITIES BEING OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO,
    THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE
                                SECURITIES LAWS.




              The date of this Offering Circular is June 27, 2001.

                                       1
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                                     SUMMARY

This summary highlights important and material information from this Offering Circular and the materials distributed with it but does not purport to be complete. To fully understand the offer described in this document and for a more complete description of the terms of the offer described in this document, you should read carefully this entire Offering Circular and the enclosed forms of Note Exchange Agreement and Acceptance Form (which together, as amended and supplemented, constitute the "Offer"). We have included section references to direct you to a more complete description of the topics contained in this summary.

WHO IS OFFERING TO ACQUIRE MY OLD CONVERTIBLE NOTES?         DVI, Inc., a Delaware corporation and the issuer of the Old
                                                             Convertible Notes, is the company making the offer. For more information about DVI, see Section 4 of this Offering
                                                             Circular.

WHAT ARE THE CLASSES AND AMOUNTS OF SECURITIES               The offer is for all the Old Convertible Notes.
SOUGHT IN THE OFFER?                                         According to DVI's records, $13,750,000 aggregate
                                                             principal amount of Old Convertible Notes is
                                                             outstanding.

WHAT IS DVI OFFERING FOR MY OLD CONVERTIBLE NOTES?           For each $1,000 principal amount of Old Convertible
                                                             Notes outstanding, DVI is offering $1,000 principal
                                                             amount of New Convertible Notes.  See the enclosed
                                                             Note Exchange Agreement for all the terms of the New
                                                             Convertible Notes.

IS THE OFFER OPEN TO ALL HOLDERS OF THE OLD                  Yes; however, each holder wishing to accept the offer
CONVERTIBLE NOTES?                                           will be required to establish to DVI's satisfaction
                                                             that the holder is an "accredited investor."  See
                                                             Section 6 of this Offering Circular.  By accepting
                                                             the offer, you will be representing to DVI that you
                                                             are an accredited investor.  Before doing so, you
                                                             should carefully confirm that this is true.

ARE DVI'S FINANCIAL RESULTS RELEVANT TO MY DECISION          Yes, because the value of the New Convertible Notes
AS TO WHETHER TO ACCEPT THE OFFER?                           being offered to you will depend to a significant
                                                             degree on DVI's financial results and financial condition.
                                                             For more information about DVI, see Section 4 of this
                                                             Offering Circular.

HOW LONG DO I HAVE TO DECIDE WHETHER TO ACCEPT THE           You can deliver your acceptance form until 5:00 p.m.,
OFFER?                                                       New York City time, on Thursday, July 26, 2001,
                                                             which is the initial expiration date of the offer,
                                                             unless DVI decides to extend the offer.  See Section
                                                             1 of this Offering Circular.

CAN THE OFFER BE EXTENDED?                                   Yes, DVI has the legal right to extend and re-extend the offer for whatever periods it chooses. At present, though, DVI does not expect to

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
                                                             extend the offer. See Section 1 of this Offering Circular.

HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?             DVI will announce any extension of the offer by press
                                                             release not later than 9:00 a.m., New York City time,
                                                             on the next business day after the previously
                                                             scheduled expiration date.  Any such press release
                                                             will state the approximate principal amount of Old
                                                             Convertible Notes tendered to date.  See Section 1 of
                                                             this Offering Circular.

WHAT DOES DVI'S BOARD OF DIRECTORS THINK ABOUT THE           DVI's board of directors makes no recommendation as
OFFER?                                                       to whether holders of Old Convertible Notes should
                                                             accept the offer, because it believes that the decision
                                                             whether to accept is highly dependent on each holder's
                                                             particular circumstances. The board urges each holder to
                                                             carefully review this document and the materials distributed with it and to consult with the holder's advisors before
                                                             deciding whether or not to accept the offer. See Section 3 of this Offering Circular.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE              There are no conditions to the offer.
OFFER?

HOW DO I ACCEPT THE OFFER?                                   To accept the offer, you should

                                                             -    sign the Acceptance Form that was sent to you with this
                                                                  document;

                                                             -    complete, sign and date the investor questionnaire that
                                                                  was sent to you with this document; and

                                                             -    send those signed documents, together with your original
                                                                  Old Convertible Notes, to the Company in the envelope
                                                                  provided.

                                                             By signing and delivering the Acceptance Form you will be
                                                             agreeing to exchange your Old Convertible Notes for New
                                                             Convertible Notes on the terms described in this document. You also will be granting DVI a power of attorney to sign the Note
                                                             Exchange Agreement on your behalf. You should read the Note
                                                             Exchange Agreement carefully before accepting the offer.

                                                             If you need extra copies of any document or if you cannot find your original Old Convertible Notes, call John Schoenfelder at
                                                             DVI, (215) 488-5000.

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
CAN I ACCEPT THE OFFER AS TO SOME BUT NOT ALL OF MY          No.  If you wish to accept the offer, you must accept
OLD CONVERTIBLE NOTES?                                       with respect to all your Old Convertible Notes.  See
                                                             Section 1 of this Offering Circular.

UNTIL WHAT TIME CAN I WITHDRAW MY ACCEPTANCE OF THE          You can withdraw your acceptance at any time up to
OFFER?                                                       the expiration of the offer.  See Section 1 of this
                                                             Offering Circular.

HOW DO I WITHDRAW MY ACCEPTANCE OF THE OFFER?                You must fax DVI at (215) 488-5405, giving your name
                                                             and the principal amount of Old Convertible Notes you
                                                             own.  The fax must actually reach DVI before the
                                                             expiration of the offer. See Section 1 of this
                                                             Offering Circular.

IF I DECIDE NOT TO TENDER, WHAT WILL HAPPEN TO MY            The principal amount of all Old Convertible Notes,
OLD CONVERTIBLE NOTES?                                       together with all accrued unpaid interest, is
                                                             repayable in full by DVI on June 21, 2002. The Old Convertible
                                                             Notes are convertible at any time up until the close of
                                                             business on June 21, 2002 into shares of common stock of DVI at the rate of $10.60 per share, which is 94.34 shares for every $1,000 principal amount of Old Convertible Notes that the holder elects to convert.

WHAT SIGNIFICANT DIFFERENCES ARE THERE BETWEEN THE           The most significant difference between the New
OLD CONVERTIBLE NOTES AND THE NEW CONVERTIBLE NOTES?         Convertible Notes and the Old Convertible Notes is
                                                             that the New Convertible Notes are repayable two years later than the Old Convertible Notes, on June 21, 2004. The interest rate and the dates on which interest payments are due are
                                                             unchanged. Similarly, the rate at which the Notes are
                                                             convertible into shares of DVI's common stock is unchanged.
                                                             Finally, the various covenants (promises) made by DVI in the agreement setting out the terms of the Notes are generally unchanged.

                                                             During any time that both Old Convertible Notes and New
                                                             Convertible Notes are outstanding, they will have equal
                                                             priority of payment.

ARE THE DVI SHARES ISSUABLE ON CONVERSION OF THE NEW         Initially, for holders who are not "affiliates" of
CONVERTIBLE NOTES AS FREELY TRANSFERABLE AS THE              DVI, no.  If a holder of Old Convertible Notes is not
SHARES ISSUABLE ON CONVERSION OF THE OLD CONVERTIBLE         an affiliate of DVI (i.e., generally, not an officer,
NOTES?                                                       director or holder of 10% or more of the outstanding
                                                             shares) and if that holder converts his Old Convertible Notes into DVI shares, those shares can be re-sold freely without being subject to resale restrictions imposed under the federal

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
                                                             securities laws.

                                                             By contrast, if a non-affiliate converts his New Convertible
                                                             Notes into DVI shares, the re-sale of those shares will be subject to certain restrictions on transfer until two years after the date the New Convertible Notes were first issued.
                                                             After that two-year period, the shares can be freely re-sold pursuant to Rule 144(k) under the Securities Act.

                                                             Re-sales of DVI shares by holders who are "affiliates" of DVI are subject to securities law restrictions regardless of the holding period.

                                                             To help facilitate re-sales of shares at times when those
                                                             resales are subject to restrictions, DVI has promised in a registration rights agreement to file a registration statement with the SEC that would permit re-sales of these shares in the public/securities markets after the initial issuance of the
                                                             New Convertible Notes. See Sections 5 and 6 of this Offering
                                                             Circular.

IF I ACCEPT THE OFFER, WILL I LOSE THE BENEFIT OF            No. The Note Exchange Agreement provides that interest on the
THE INTEREST ACCRUED ON MY OLD CONVERTIBLE NOTES             Old Convertible Notes that is accrued but unpaid at the date
THROUGH THE DATE THEY ARE EXCHANGED FOR NEW                  those notes are exchanged for New Convertible Notes will be
CONVERTIBLE NOTES?                                           treated as having accrued on the New Convertible Notes and will be added to the first interest payment on the New
                                                             Convertible Notes. See Section 4.6 of the Note Exchange
                                                             Agreement.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF              Under existing federal income tax law, the exchange
ACCEPTING THE OFFER?                                         of Notes occurring upon acceptance of the offer
                                                             should not result in the recognition of taxable gain
                                                             or loss. See Section 2 of this Offering Circular.
                                                             You should consult with your own tax advisor about
                                                             the tax consequences of accepting the offer.

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE              If you have any questions, you can call John
OFFER?                                                       Schoenfelder at DVI, (215) 488-5000.

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                               THE EXCHANGE OFFER

1. TERMS OF THE OFFER.

         The Company hereby offers, upon the terms and subject to the conditions set forth in this document and the enclosed forms of Note Exchange Agreement and Acceptance Form (which together, as amended and supplemented, constitute the "Offer"), to exchange $1,000 principal amount of its New Convertible Notes for each $1,000 principal amount of its Old Convertible Notes. There are no conditions to the Company's obligation to accept and pay for Old Convertible Notes in respect of which acceptances have been duly and timely delivered. The Company will accept for payment and pay for all Old Convertible Notes in respect of which acceptances are validly delivered on or prior to the Expiration Date and not withdrawn by delivering the New Convertible Notes. "Expiration Date" means 5:00 p.m., New York City time on Thursday, July 26, 2001, unless the Company extends the period during which the Offer is open, in which event "Expiration Date" will mean the latest time and date at which the Offer, as extended, will expire. The period from the date of this Offering Circular through and including the Expiration Date is the "Offering Period".

         THE COMPANY WILL NOT ACCEPT ANY PARTIAL TENDERS OR ACCEPTANCES - A HOLDER OF OLD CONVERTIBLE NOTES MUST TENDER ALL THOSE NOTES, OR NONE OF THEM.

         The Company reserves the right, in its sole discretion, to change the terms of the Offer, to withdraw the Offer or to extend the Offering Period. The Company will announce any change in the Offer by press release or other public announcement or by communicating the change directly to the holders of the Old Convertible Notes. Any extension of the Offering Period will be announced by press release not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Any such press release will state the approximate principal amount of Old Convertible Notes tendered to date. DVI does not presently expect that it will extend the Offering Period.

         Following the expiration of the Offer, the Company will promptly pay for all Old Convertible Notes in respect of which acceptances have been validly delivered and not withdrawn by delivering the New Convertible Notes.

         By signing and delivering the Acceptance Form, you will be agreeing to exchange your Old Convertible Notes for New Convertible Notes pursuant to the Offer. You also will be granting the Company a power of attorney to sign the Note Exchange Agreement on your behalf. You should read the Note Exchange Agreement carefully before accepting the Offer.

         Acceptances of the Offer are irrevocable except that they can be withdrawn at any time prior to the expiration of the Offering Period. For a withdrawal to be effective, written facsimile (fax) transmission notice of withdrawal must be received by the Company at (215) 488-5405. The notice of withdrawal must state the name of the person withdrawing acceptance and the names in which the Old Convertible Notes covered by the withdrawal are registered, if different from the name of the person who delivered the acceptance.

         All questions regarding the validity and sufficiency of acceptances and withdrawals of acceptances will be determined by the Company in its sole discretion, which determination will be final and binding. The Company has the right (but in no circumstances will be obligated) to waive any defects or irregularity in acceptances or withdrawals. The Company will have no obligation to notify any holder of any defect or irregularity in any acceptance or withdrawal prior to expiration of the Offering Period.

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2. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER.

         The Company has been advised that for United States federal income tax purposes the exchange of Old Convertible Notes for New Convertible Notes in the Offer should not result in the recognition of taxable gain or loss for federal income tax purposes. A holder's tax basis in the New Convertible Notes acquired pursuant to the Offer should be the same as the holder's basis in the Old Convertible Notes for which they were exchanged.

         The income tax discussion set forth above is provided for general information purposes only. Holders should consult their own tax advisors as to the specific tax consequences to them of accepting the Offer.

3. BACKGROUND OF THE OFFER.

         DVI requires substantial financing for its business. Most of that funding is obtained through borrowings by DVI's operating subsidiaries. In a number of instances, the terms on which those borrowings are obtained require DVI to maintain specific minimum equity positions in those subsidiaries. As DVI's business grows, the size of the required equity positions also tends to grow. In order to meet those requirements, DVI from time to time seeks to obtain debt or equity financing at the holding company level. This was the original purpose for which the Old Convertible Notes were issued and sold.

         Because the Old Convertible Notes will be due and payable in full on June 21, 2002, for financial accounting purposes the Company's liabilities in respect of the Old Convertible Notes at June 30, 2001 (the end of the Company's fiscal year) will be required to be treated as short-term liabilities rather than long-term liabilities. The Company's board of directors believes it would be desirable to avoid this change in the Company's financial ratios by agreeing to an extension of the maturity date of the Old Convertible Notes. In addition, the Company believes that, given current conditions in the U.S. capital markets, the terms of the Old Convertible Notes are relatively attractive for the Company. For these reasons, the Company decided to offer the holders of the Old Convertible Notes the opportunity to roll them over into a substantially similar security with a later maturity date. In considering this option, the Company consulted with certain of the largest holders of the Old Convertible Notes. Those holders indicated their support for the proposed exchange and, subsequently, committed to accept (and not withdraw from) the Offer. Those holders, and the principal amount of Old Convertible Notes they have committed to exchange, are as follows:

                           HOLDER                           PRINCIPAL AMOUNT

CIBC Trust Company (Bahamas) Ltd.                            $  7,600,000
Delbert Coleman                                              $  1,000,000
Gerald L. Cohn Revocable Trust                               $    800,000
Hannah S. & Samuel A. Cohn Memorial Foundation               $    200,000

                           TOTAL                             $  9,600,000

         The Company's Board of Directors believes the Offer is in the best interests of the Company. It also has determined, however, to make no recommendation to holders of Old Convertible Notes as to whether or not to accept the Offer, because it believes that determination should be made by each holder based on the holder's individual circumstances. The Board urges each holder to consult with the holder's personal advisors in deciding how to respond to the Offer.

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4.  CERTAIN INFORMATION CONCERNING THE COMPANY.

         DVI is a Delaware corporation with its principal executive offices located at 2500 York Road, Jamison, Pennsylvania 18929. Its main telephone number is (215) 488-5000.

         The Company is an independent specialty finance company that provides asset-based financing to healthcare service providers. The Company focuses primarily on financing medical equipment, such as magnetic resonance imaging, computerized tomography, nuclear medicine and radiation therapy systems for a customer base that consists principally of outpatient healthcare providers, medical imaging centers, physician groups, integrated healthcare delivery networks and hospitals.

Available Information

         The Company is subject to the financial informational and reporting requirements of the Exchange Act and in accordance therewith is required to file reports and other information with the SEC relating to its business, financial condition and other matters. Information, as of particular dates, concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities, any materiel interests of those persons in transactions with the Company and other matters is required to be discussed in proxy statements distributed to the Company's stockholders and filed with the SEC. Those reports, proxy statements and other information should be available for inspection at the public reference room at the SEC's offices at 450 Fifth Street, N.W., Washington, DC 20549 and also should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60611. Copies may be obtained, by mail, upon payment of the SEC's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 and can be obtained electronically on the SEC's website at http://www.sec.gov. The same material also should be available for inspection at the library of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Since the Company's financial condition is relevant to a Noteholder's decision whether to accept the Offer, Noteholders should particularly refer to the financial statements and other financial information contained in the Company's most recent annual Report on Form 10-K, for the year ended June 30, 2000 and its most recent Quarterly Report on Form 10-Q for the period ended March 31, 2001, both of which are incorporated herein by reference.

         DVI has filed a Tender Offer Statement on Schedule TO (the "Schedule TO") with the Securities and Exchange Commission (the "SEC") with respect to the Offer pursuant to the requirements of Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Schedule TO should be available for inspection at the offices of the SEC and at the SEC's website as described above.

Market Price and Trading Data

         There is no organized trading market for the Old Convertible Notes, and DVI does not expect there will be any such market for the New Convertible Notes. Both the Old Convertible Notes and the New Convertible Notes are convertible at any time at the option of the holder into shares of DVI's Common Stock. DVI's Common Stock is traded on the New York Stock Exchange under the symbol "DVI". The following table sets forth, for the fiscal quarters indicated, the high and low sale prices per share on the New York Stock Exchange based on public sources.

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
                                                             COMMON STOCK
                                                             SALES PRICE
                                                             -----------
                                                         HIGH            LOW
                                                         ----            ---
FISCAL YEAR ENDING JUNE 30
1999:
         First Quarter .............................   $ 25.250        $13.4375
         Second Quarter ............................     19.625           9.500
         Third Quarter .............................     18.875          12.625
         Fourth Quarter ............................     17.625          12.250

2000:
         First Quarter .............................   $ 17.500        $ 15.125
         Second Quarter ............................    16.0625          11.250
         Third Quarter .............................    18.0625          13.375
         Fourth Quarter ............................     17.000         12.5625

2001:
         First Quarter .............................   $20.4375        $ 14.750
         Second Quarter ............................     19.500         14.6875
         Third Quarter .............................     17.875          12.950
         Fourth Quarter (through June 21, 2001) ....     15.500          13.000

Securities Ownership of Certain Affiliates

         The following table sets forth the amounts of DVI's Old Convertible Notes and of its Common Stock that are known by DVI, after reasonable inquiry, to be beneficially owned by DVI's directors and executive officers and by each "associate" (as defined in Rule 12b-2 under the Exchange Act) of DVI or any director or executive officer. During the past 60 days, to the knowledge of DVI after reasonable inquiry none of the named persons has engaged in any transactions in the Old Convertible Notes or the Common Stock.

                              AGGREGATE PRINCIPAL AMOUNT OF OLD CONVERTIBLE      AGGREGATE NUMBER OF SHARES OF COMMON
NAME                          NOTES BENEFICIALLY OWNED                           STOCK BENEFICIALLY OWNED
----                          ------------------------                           ------------------------
Michael A. O'Hanlon           0                                                  505,778 (1)(2)
Richard E. Miller             0                                                  289,924 (3)(4)
Steven R. Garfinkel           0                                                  227,032 (5)
Anthony J. Turek              0                                                  214,400 (6)
Jozef Osten                   0                                                  20,333 (7)
Gerald L. Cohn                $1,000,000 (8) (9)                                 432,138 (10)
William S. Goldberg           0                                                  36,666 (10)
John E. McHugh                $250,000 (11)                                      85,651 (10)
Harry T. J. Roberts           0                                                  38,666 (10)
Nathan Shapiro                0                                                  93,866 (10)(12)

(1) Includes 2,146 shares of common stock held through DVI's Employee Savings Plan.

(2) Includes 353,332 shares of common stock that may be purchased on the exercise of stock options.

(3)      Includes 592 shares of common stock held through DVI's Employee Savings
         Plan.

(4) Includes 278,332 shares of common stock that may be purchased on the exercise of stock options.

(5) Includes 223,332 shares of common stock that may be purchased on the exercise of stock options.

(6) Includes 200,000 shares of common stock that may be purchased on the exercise of stock options.

(7) Represents 20,333 shares of common stock that may be purchased on the exercise of stock options.

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(8)      Includes $800,000 of Old Convertible Notes in the name of the Gerald L.
         Cohn Revocable Trust, 47 Coxe Street, Hazelton, PA Attn: Trustee,
         18201.

(9) Includes $200,000 of Old Convertible Notes held by the Hannah S. & Samuel A. Cohn Memorial Foundation, of which Gerald L. Cohn is an officer. Address of holder: Summit Bank, Trustee, 100 Broadhead Road, Bethlehem, PA 18017.

(10) Includes 36,666 shares of common stock that may be purchased on the exercise of stock options.

(11) Represents Old Convertible Notes held in the name of Brenda McHugh, John E. McHugh's wife, P.O. Box 618261, Chicago, Illinois 60661.

(12) Includes 45,000 shares of common stock held by Protective Insurance Company, a wholly owned subsidiary of Baldwin & Lyons, Inc., a publicly traded property and casualty insurance company. Mr. Shapiro is a director of Baldwin & Lyons and disclaims beneficial ownership of these shares. Also includes 1,200 shares of common stock held by S.F. Investment, Inc., a registered broker/dealer wholly owned by Mr. Shapiro.

5.  SUMMARY COMPARISON OF OLD CONVERTIBLE NOTES AND NEW CONVERTIBLE NOTES.

         The terms of the New Convertible Notes are substantially identical to the terms of the Old Convertible Notes, except that the New Convertible Notes will be due and payable in full on June 21, 2004, whereas the Old Convertible Notes will be due and payable in full on June 21, 2002. In addition, the New Convertible Notes and the shares of DVI's Common Stock issuable on conversion of the New Convertible Notes will be subject to restrictions on transfer proposed pursuant to the federal securities laws that, for the Old Convertible Notes, have expired. See Section 6 of this Offering Circular.

         There are risks associated with ownership of New Convertible Notes. If DVI were to experience financial difficulties and be unable to meet all its obligations when due, the holders of New Convertible Notes would be subordinated in right of payment to other creditors of the Company. Those holders also would be "structurally subordinated" to the rights of creditors of the Company's operating subsidiaries, because under general creditor's rights laws those subsidiaries if insolvent would be restricted in their ability to pay money to their parent company before the rights of their respective creditors were satisfied in full.

6.  CERTAIN SECURITIES LAWS MATTERS.

         The Offer is being made pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 under the Securities Act.

Accordingly:

- The Offer may be accepted only by a holder who establishes to the reasonable satisfaction of the Company that the holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

- The New Convertible Notes and the shares of Common Stock issuable on conversion of those Notes will be "restricted securities" and subject to restrictions on transfer under the federal securities laws.

Accredited Investor Status

     Pursuant to the Note Exchange Agreement, each accepting Noteholder will be deemed to represent as follows:

- The New Convertible Notes to be acquired by it pursuant to the Note Exchange Agreement are being acquired for its own account not as a nominee or agent for any other person and without a view to the distribution of such New Convertible Notes or any interest therein in violation of the Securities Act;

- The Noteholder is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the New Convertible Notes and such Noteholder is capable of bearing the economic risks of such investment; and

- The Noteholder has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and issuance of the New Convertible Notes, has had all such questions answered to its satisfaction and has been supplied all additional information deemed necessary by it to verify the accuracy of the information furnished to it.


Definition of "Accredited Investor"

         The definition of accredited investor includes the following:

         - any bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity;

         - any employee benefit plan if the investment decision is made by a plan fiduciary (as defined in the Employee Retirement Income Security Act of 1974, as amended);

         - any corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         -    any director or executive officer of the Company;

         - any individual whose net worth, or joint net worth with the individual's spouse, exceeds $1,000,000; and

         - any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a "sophisticated person" (as defined in Rule 501 under the Securities Act).

Permitted Resales; Registration Rights Agreement

         Pursuant to Rule 144(k) under the Securities Act, holders of New Convertible Notes who are not affiliates will be able to transfer those Notes and the shares issuable on conversion of those Notes without restriction beginning two years after the date the New Convertible Notes are issued. To facilitate re-sales before that time by non-affiliates, and before or after that time by affiliates, upon completion of the Offer the Company will enter into a Registration Rights Agreement in the form annexed to the Note Exchange Agreement in which the Company will be required under certain circumstances to use its best efforts to obtain registration of the Common Stock issuable on conversion of the Old Convertible Notes.

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

                                                 SCHEDULE A TO OFFERING CIRCULAR


                      INFORMATION CONCERNING DIRECTORS AND
                         EXECUTIVE OFFICERS OF DVI, INC.

         The following table sets forth the directors and executive officers of the Company. Unless otherwise indicated, each such person is a U.S. citizen and the business address of each such person is DVI, Inc., 2500 York Road, Jamison, Pennsylvania 18929.


NAME                        POSITION WITH THE COMPANY
----                        -------------------------
Michael A. O'Hanlon         President, Chief Executive Officer and Chairman of
                            the Board of Directors
Steven R. Garfinkel         Executive Vice President and Chief Financial Officer
Richard E. Miller           Executive Vice President
Anthony J. Turek            Executive Vice President
Jozef Osten                 Vice President
Gerald L. Cohn              Director
John E. McHugh              Director
Nathan Shapiro              Director
William S. Goldberg         Director
Harry T. J. Roberts         Director

                                       12